Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the registration statements (No. 333-249956, No. 333
‑225167, No. 333-221496, No. 333-197513, No. 333-177492 and No. 333-170591) on Form S-3 and (No. 333-266920, No. 333-258451, No. 333-240099, No. 333-236913, No. 333-230135, No. 333-223490, No. 333-216440, No. 333-209939, No. 333-202529, No. 333-194520, No. 333-187355, No. 333-180046, No. 333-174283, No. 333-167360, and No. 333-162785) on Form S-8 of our report dated February 28, 2023, with respect to the consolidated financial statements of Cowen Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG
New York, New York
February 28, 2023